Exhibit 99.1

News Release
For Immediate Release: Dec. 6, 2012

H&R Block’s Net Loss From Continuing Operations Improves 18 Percent; 11 Percent Improvement on Adjusted Basis

KANSAS CITY, Mo. – H&R Block, Inc. (NYSE: HRB) today announced financial results for its fiscal second quarter ended Oct. 31, 2012.  Due to the seasonality of its U.S. tax business, the company typically reports a second quarter operating loss.

Second Quarter 2013 Highlights1

▪	Total revenues grew 6 percent to $137 million due primarily to a strong tax season in Australia
▪	Net loss from continuing operations improved 18 percent to $101 million, or $0.37 per share2
▪	Adjusted net loss from continuing operations improved 11 percent to $100 million, or $0.37 per share
▪	The company remains on pace to deliver $85 to $100 million of pretax earnings from cost reduction initiatives in fiscal 2013

Second Quarter Results  From Continuing Operations

	Actual			Adjusted*
in millions, except EPS	Q2 FY13	Q2 FY12	Change	Q2 FY13	Q2 FY12	Change
Revenue	$137	$129	6%	$137	$129	6%
EBITDA*	($117)	($159)	26%	($117)	($141)	17%
Pretax Income (Loss)	($162)	($204)	20%	($163)	($186)	13%
Net Income (Loss)	($101)	($123)	18%	($100)	($112)	11%
Shares Outstanding	271.1	299.9	-10%	271.1	299.9	-10%
EPS	($0.37)	($0.41)	10%	($0.37)	($0.37)	0%

*Adjusted amounts and EBITDA (earnings before interest, taxes, depreciation and amortization) are non-GAAP financial measures.  See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

1 Unless otherwise noted, all growth rates refer to the current period compared to the prior year period.

2 All per share amounts are based on fully diluted shares.

Company Perspective

“I’m very pleased with the improvement in our second quarter results, which reflect savings from our cost reduction initiatives and a strong tax season in Australia,” said Bill Cobb, H&R Block’s President and CEO.  “The U.S. tax season is right around the corner and we believe we’re on pace to deliver significant earnings and margin expansion in fiscal 2013.”

Business Segment Results and Highlights

Tax Services

▪	Revenues grew by $9 million, or 7 percent, to $130 million, primarily due to an 8 percent increase in tax returns prepared in Australia
▪	Pretax loss improved by 25 percent or $44 million, to $130 million
▪	Adjusted pretax loss improved by 17 percent or $26 million, to $130 million primarily due to lower field wages and occupancy costs resulting from the company’s cost reduction initiatives

Corporate

▪	Revenues declined by $1 million due to lower interest income from H&R Block Bank’s shrinking mortgage loan portfolio
▪	Pretax loss increased by $2 million, or 7 percent, to $32 million

Second Quarter Results from Discontinued Operations

▪
Net loss improved by $15 million to $4 million, as prior year results included a $12 million after-tax provision for estimated losses on representation and warranty claims at Sand Canyon Corporation (SCC), a separate legal entity from H&R Block, Inc.

▪	SCC received new claims during the quarter for alleged breaches of representations and warranties in the principal amount of $10 million

▪
SCC reviewed claims in the principal amount of $257 million during the quarter; no losses were charged against SCC’s accrual for contingent losses related to representations and warranties during the quarter

▪	$28 million of claims remained subject to review at Oct. 31, 2012

▪	SCC’s accrual for contingent losses related to representations and warranties remained essentially unchanged at $129 million

Dividend

A previously announced quarterly cash dividend of 20 cents per share is payable on Jan. 2, 2013 to shareholders of record as of Dec. 10, 2012.  The Jan. 2 payment marks the company’s 201st consecutive quarterly dividend.

Investor Conference

At 8:15 a.m. EST today, the company will hold its investor conference in New York City.  H&R Block’s senior leaders will outline the company’s growth strategies and outlook.

The event will be broadcast live in a listen-only format for the media and public on H&R Block’s investor relations website at http://investors.hrblock.com.  A replay will be available on the company’s website at approximately 1:30 p.m. EST on Dec. 6 and continuing until Feb. 28, 2013.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest tax services provider, having prepared more than 600 million tax returns worldwide since 1955.  In fiscal 2012, H&R Block had revenues of $2.9 billion and prepared 25.6 million tax returns worldwide. Tax return preparation services are provided in company-owned and franchise retail tax offices by nearly 100,000 professional tax preparers, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions.  Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.  They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission.  You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:                                        Derek Drysdale, (816) 854-4513, derek.drysdale@hrblock.com
Media Relations:                                           Gene King, (816) 854-4672, gene.king@hrblock.com

TABLES FOLLOW

KEY OPERATING RESULTS
Unaudited, amounts in thousands, except per share data

	Three months ended October 31,
	Revenues		Income (loss)
	2012	2011	2012	2011

Tax Services	$ 129,819	$ 121,018	$ (130,109)	$ (173,966)
Corporate and Eliminations	7,444	8,176	(32,179)	(29,963)
	$ 137,263	$ 129,194	(162,288)	(203,929)
Income tax benefit			(61,089)	(80,916)
Net loss from continuing operations			(101,199)	(123,013)
Net loss from discontinued operations			(4,044)	(18,711)
Net loss			$ (105,243)	$ (141,724)

Basic and diluted loss per share:
Net loss from continuing operations			$ (0.37)	$ (0.41)
Net loss from discontinued operations			(0.02)	(0.06)
Net loss			$ (0.39)	$ (0.47)

Basic and diluted shares			271,145	299,895

	Six months ended October 31,
	Revenues		Income (loss)
	2012	2011	2012	2011

Tax Services	$ 220,072	$ 212,443	$ (271,014)	$ (343,449)
Corporate and Eliminations	13,680	17,374	(60,543)	(61,081)
	$ 233,752	$ 229,817	(331,557)	(404,530)
Income tax benefit			(124,708)	(162,362)
Net loss from continuing operations			(206,849)	(242,168)
Net loss from discontinued operations			(5,835)	(74,654)
Net loss			$ (212,684)	$ (316,822)

Basic and diluted loss per share:
Net loss from continuing operations			$ (0.76)	$ (0.80)
Net loss from discontinued operations			(0.02)	(0.25)
Net loss			$ (0.78)	$ (1.05)

Basic and diluted shares			274,150	302,693

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Basic earnings per share is computed using the two-class method and is based on the weighted average number of shares outstanding.  The dilutive effect of potential common shares is included in diluted earnings per share, except in those periods with a loss from continuing operations.
     On October 25, 2012, we issued $500.0 million of 5.50% Senior Notes. The Senior Notes are due November 1, 2022, and are not redeemable by the bondholders prior to maturity. On October 25, 2012, we provided notice to the trustee of our intention to redeem the entire principal amount of the $600.0 million Senior Notes due in January 2013. The redemption settled on November 26, 2012 at a price of $623.0 million. Proceeds of the $500.0 million Senior Notes and other cash balances were used to repay the $600.0 million Senior Notes.

CONSOLIDATED BALANCE SHEETS
Unaudited, amounts in thousands, except per share data

	October 31,	October 31,	April 30,
	2012	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 1,260,901	$ 572,611	$ 1,944,334
Cash and cash equivalents - restricted	38,667	37,524	48,100
Receivables, net	124,511	128,062	193,858
Prepaid expenses and other current assets	282,874	218,054	314,702
Assets of discontinued operations, held for sale	-	729,153	-
Total current assets	1,706,953	1,685,404	2,500,994

Mortgage loans held for investment, net	370,850	450,137	406,201
Investments in available-for-sale securities	388,640	306,310	371,315
Property and equipment, net	285,335	257,870	252,985
Intangible assets, net	262,296	262,106	264,451
Goodwill	434,492	438,403	427,566
Other assets	448,164	576,283	426,055
Total assets	$ 3,896,730	$ 3,976,513	$ 4,649,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Customer banking deposits	$ 790,106	$ 723,318	$ 827,549
Accounts payable, accrued expenses and other current liabilities	406,447	581,069	567,079
Accrued salaries, wages and payroll taxes	39,345	46,588	163,992
Accrued income taxes	95,126	135,858	336,374
Commercial paper borrowings	-	39,990	-
Current portion of long-term debt	600,678	30,735	631,434
Federal Home Loan Bank borrowings	-	25,000	-
Liabilities of discontinued operations, held for sale	-	199,030	-
Total current liabilities	1,931,702	1,781,588	2,526,428

Long-term debt	906,125	1,009,196	409,115
Other noncurrent liabilities	365,970	322,907	388,132
Total liabilities	3,203,797	3,113,691	3,323,675

Stockholders' equity:
Common stock, no par, stated value $.01 per share	3,166	3,994	3,979
Additional paid-in capital	748,298	799,270	796,784
Accumulated other comprehensive income	8,685	4,359	12,145
Retained earnings	795,707	2,080,162	2,523,997
Less treasury shares, at cost	(862,923)	(2,024,963)	(2,011,013)
Total stockholders' equity	692,933	862,822	1,325,892
Total liabilities and stockholders' equity	$ 3,896,730	$ 3,976,513	$ 4,649,567

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, amounts in thousands, except per share data

	Three months ended October 31,		Six months ended October 31,
	2012	2011	2012	2011
Revenues:
Service revenues	$ 116,438	$ 109,983	$ 196,334	$ 193,003
Product and other revenues	10,966	9,290	17,686	16,553
Interest income	9,859	9,921	19,732	20,261
	137,263	129,194	233,752	229,817

Expenses:
Cost of revenues:
Compensation and benefits	54,764	61,438	94,349	108,659
Occupancy and equipment	82,398	86,551	162,349	170,054
Depreciation and amortization of property and equipment	17,927	16,652	34,232	33,124
Provision for bad debt and loan losses	3,725	8,200	8,370	15,491
Interest	23,390	22,873	45,467	45,809
Other	29,807	31,899	60,668	67,060
	212,011	227,613	405,435	440,197
Impairment of goodwill	-	4,257	-	4,257
Selling, general and administrative expenses	90,327	103,755	165,805	196,408
	302,338	335,625	571,240	640,862

Operating loss	(165,075)	(206,431)	(337,488)	(411,045)
Other income, net	2,787	2,502	5,931	6,515

Loss from continuing operations before tax benefit	(162,288)	(203,929)	(331,557)	(404,530)
Income tax benefit	(61,089)	(80,916)	(124,708)	(162,362)

Net loss from continuing operations	(101,199)	(123,013)	(206,849)	(242,168)
Net loss from discontinued operations	(4,044)	(18,711)	(5,835)	(74,654)

Net loss	$ (105,243)	$ (141,724)	$ (212,684)	$ (316,822)

Basic and diluted loss per share:
Net loss from continuing operations	$ (0.37)	$ (0.41)	$ (0.76)	$ (0.80)
Net loss from discontinued operations	(0.02)	(0.06)	(0.02)	(0.25)
Net loss	$ (0.39)	$ (0.47)	$ (0.78)	$ (1.05)

Basic and diluted shares	271,145	299,895	274,150	302,693

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited, amounts in thousands

	Six months ended October 31,
	2012	2011

Net cash used in operating activities	$ (567,036)	$ (582,628)

Cash flows from investing activities:
Purchases of available-for-sale securities	(67,474)	(155,159)
Sales, maturities and payments received on available-for-sale securities	53,098	23,249
Principal repayments on mortgage loans held for investment, net	23,608	22,978
Purchases of property and equipment, net	(60,720)	(40,510)
Payments made for acquisitions of businesses and intangibles, net	(10,442)	(8,164)
Proceeds from sales of businesses, net	943	37,036
Franchise loans:
Loans funded	(20,670)	(27,682)
Payments received	8,303	7,447
Other, net	9,275	13,685
Net cash used in investing activities	(64,079)	(127,120)

Cash flows from financing activities:
Repayments of commercial paper	-	(37,989)
Proceeds from commercial paper	-	77,979
Repayments of long-term debt	(30,831)	-
Proceeds from issuance of long-term debt	497,185	-
Customer banking deposits, net	(37,913)	(129,285)
Dividends paid	(108,428)	(91,446)
Repurchase of common stock, including shares surrendered	(339,919)	(180,222)
Proceeds from exercise of stock options, net	1,288	(430)
Other, net	(33,004)	(28,057)
Net cash used in financing activities	(51,622)	(389,450)

Effects of exchange rates on cash	(696)	(6,035)

Net decrease in cash and cash equivalents	(683,433)	(1,105,233)
Cash and cash equivalents at beginning of the period	1,944,334	1,677,844
Cash and cash equivalents at end of the period	$ 1,260,901	$ 572,611

Supplementary cash flow data:
Income taxes paid, net	$ 48,201	$ 122,832
Interest paid on borrowings	42,106	27,748
Interest paid on deposits	2,683	3,323
Transfers of foreclosed loans to other assets	5,312	4,438
Accrued additions to property and equipment	10,273	10,798

NON-GAAP FINANCIAL MEASURES
Unaudited, amounts in thousands, except per share amounts

	Three months ended October 31,		Six months ended October 31,
EBITDA (1)	2012	2011	2012	2011

Net loss from continuing operations - as reported	$ (101,199)	$ (123,013)	$ (206,849)	$ (242,168)

Add back :
Income taxes	(61,089)	(80,916)	(124,708)	(162,362)
Interest expense	23,390	22,873	45,467	45,809
Depreciation and amortization	22,053	22,089	42,604	43,621
	(15,646)	(35,954)	(36,637)	(72,932)

EBITDA of continuing operations	(116,845)	(158,967)	(243,486)	(315,100)

Adjustments:
Loss contingencies - litigation charges	(2,451)	8,193	(4,753)	23,357
Impairment of goodwill and intangibles	1,421	8,237	1,421	8,237
Severance	1,558	526	1,057	2,110
Loss (gain) on sales of tax offices	(754)	806	(524)	912
	(226)	17,762	(2,799)	34,616

Adjusted EBITDA of continuing operations	$ (117,071)	$ (141,205)	$ (246,285)	$ (280,484)

Non-GAAP Pretax Results

Pretax loss from continuing operations - as reported	$ (162,288)	$ (203,929)	$ (331,557)	$ (404,530)

Add back :
Loss contingencies - litigation charges	(2,451)	8,193	(4,753)	23,357
Impairment of goodwill and intangibles	1,421	8,237	1,421	8,237
Severance	1,558	526	1,057	2,110
Loss (gain) on sales of tax offices	(754)	806	(524)	912
	(226)	17,762	(2,799)	34,616

Pretax loss from continuing operations - as adjusted	$ (162,514)	$ (186,167)	$ (334,356)	$ (369,914)

Non-GAAP After-Tax Results

Net loss from continuing operations - as reported	$ (101,199)	$ (123,013)	$ (206,849)	$ (242,168)

Add back (net of tax) :
Loss contingencies - litigation charges	(1,506)	4,926	(2,906)	14,124
Impairment of goodwill and intangibles	869	4,981	869	4,981
Severance	951	315	646	1,276
Loss (gain) on sales of tax offices	(460)	487	(320)	551
Discrete tax items	1,472	79	4,173	(2,451)
	1,326	10,788	2,462	18,481

Net loss from continuing operations - as adjusted	$ (99,873)	$ (112,225)	$ (204,387)	$ (223,687)

(1)  Earnings before interest, taxes, depreciation and amortization.

NON-GAAP FINANCIAL MEASURES
Unaudited, amounts in thousands, except per share amounts

	Three months ended October 31,		Six months ended October 31,
Non-GAAP EPS	2012	2011	2012	2011

EPS from continuing operations - as reported	$ (0.37)	$ (0.41)	$ (0.76)	$ (0.80)

Add back :
Loss contingencies - litigation charges	(0.01)	0.02	(0.01)	0.05
Impairment of goodwill and intangibles	-	0.02	-	0.02
Severance	-	-	-	-
Loss (gain) on sales of tax offices	-	-	-	-
Discrete tax items	0.01	-	0.02	(0.01)
	-	0.04	0.01	0.06

EPS from continuing operations - as adjusted	$ (0.37)	$ (0.37)	$ (0.75)	$ (0.74)

Non-GAAP Pretax Results - Tax Services segment

Pretax loss - as reported	$ (130,109)	$ (173,966)	$ (271,014)	$ (343,449)

Add back :
Loss contingencies - litigation charges	(2,451)	8,192	(4,753)	23,356
Impairment of goodwill and intangibles	1,421	8,237	1,421	8,237
Severance	1,593	526	1,092	2,110
Loss (gain) on sales of tax offices	(754)	806	(524)	912
	(191)	17,761	(2,764)	34,615

Pretax loss - as adjusted	$ (130,300)	$ (156,205)	$ (273,778)	$ (308,834)

Supplemental Information

Stock-based compensation expense:
Pretax	$ 5,384	$ 4,486	$ 7,737	$ 7,824
After-tax	3,299	2,706	4,730	4,731
Amortization of intangible assets:
Pretax	$ 4,126	$ 5,435	$ 8,372	$ 10,497
After-tax	2,536	3,277	5,118	6,348